Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

Big Lots Reports Q2 Results

Q2 comparable sales and adjusted expenses better than expected; gross margin rate improves year-over-year

Q2 GAAP EPS loss of $8.56; adjusted EPS loss of $3.24

Sale/leaseback of California distribution center and 22 owned stores completed since quarter-end, with approximately $294 million of net proceeds

Continue to expect business improvements in the back half of 2023, with a moderating comp sales decline and improving gross margins; cost reduction and productivity initiatives through 2024 on track

For the Q2 Results Presentation, Please Visit: https://www.biglots.com/corporate/investors

Columbus, Ohio – August 29, 2023 – Big Lots, Inc. (NYSE: BIG) today reported a net loss of $249.8 million, or $8.56 per share, for the second quarter of fiscal 2023 ended July 29, 2023. This result includes a net after-tax charge of $155.4 million, or $5.32 per share, associated with the net impact of synthetic lease exit costs, forward distribution center closure costs, adjustments to impairment charges, a gain on the sale of real estate and related expenses, consulting fees related to the company’s cost reduction and productivity initiatives, and a valuation allowance on deferred tax assets. Excluding this charge, the adjusted net loss in the second quarter of 2023 was $94.4 million, or $3.24 per share (see non-GAAP table included later in this release). The adjusted net loss for the second quarter of fiscal 2022 was $66.0 million, or $2.28 per share.

Net sales for the second quarter of fiscal 2023 totaled $1.139 billion, a 15.4% decrease compared to $1.346 billion for the same period last year. The decline to last year was driven by a comparable sales decrease of 14.6%. A net decrease in store count, partially offset by new stores and relocations, contributed approximately 80 basis points of sales decline compared to the second quarter of 2022.

Commenting on today’s results announcement, Bruce Thorn, President and CEO of Big Lots stated, “Our results for Q2 illustrate that we remain in a very challenging environment, in which our core lower-income customer remains under significant pressure and has limited capacity for higher-ticket discretionary purchases. However, we did see some sequential improvement in the quarter, and were pleased to come in ahead of or in line with our guidance on all key metrics. We believe this improvement was driven by the five key actions we have taken, which are to own bargains, communicate unmistakable value, increase store relevance, win with omnichannel, and drive productivity.”

“While the consumer environment will likely remain challenging and result in negative comp sales in the back half of the year, we are now in a position to get back to playing offense. This will be supported by the incredible efforts of our associates, and our outstanding vendor partners, who remain aligned with our efforts to offer great quality products and amazing value. As we make further progress on our five key actions, we are optimistic that trends will continue to improve, albeit slowly, through the remainder of this year, aided by a higher penetration of bargains, more newness in our assortment, freight reductions, ongoing cost reduction and productivity efforts, more effective promotions, and a more normalized level of markdowns.”

“On the cost reduction and productivity front, we are well on track to achieve our structural SG&A savings goal of over $100 million in 2023. In addition, we have a clear path to over $200 million of additional bottom-line opportunities across gross margin and SG&A, and we expect a high proportion of these benefits to be realized on a run-rate basis by the end of 2024.”

“Turning to liquidity, we are very comfortable with our position coming into the second half of the year. We significantly strengthened our balance sheet by closing the $294 million sale/leaseback deal on August 25, the proceeds from which were not included in our quarter-end liquidity of $258 million. Combined with our efforts to aggressively manage costs, inventory, and capital expenditures, we are prepared and positioned to navigate through the current economic challenges.”

“Overall, we are excited to see signs of improvement across multiple fronts, and are confident that our five key actions will translate into continued sequential improvement in financial performance as the year progresses.”

A summary of adjustments to loss per diluted share is included in the table below.

Q2 2023

Earnings (loss) per diluted share - as reported	($8.56)

Adjustment to exclude net impact of synthetic lease exit costs, forward distribution center contract termination costs, store asset impairment charges, gain on the sale of real estate and related expenses, fees related to a cost reduction and productivity initiative, and valuation allowance on deferred tax assets (1)	$5.32

Earnings (loss) per diluted share - adjusted basis	($3.24)

(1) Non-GAAP detailed reconciliation provided in statement below

Inventory and Cash Management
Inventory ended the second quarter of fiscal 2023 at $0.983 billion compared to $1.159 billion at the end of the second quarter last year, with the 15.2% decrease driven by lower in-transit inventory, on-hand units, and average unit cost.

The company ended the second quarter of fiscal 2023 with $46.0 million of Cash and Cash Equivalents and $493.2 million of Long-term Debt under its $900 million asset-based lending facility, compared to $49.1 million of Cash and Cash Equivalents and $252.6 million of Long-term Debt as of the end of the second quarter of fiscal 2022. The Long-term Debt balance did not reflect proceeds from our sale/leaseback transaction, which closed subsequent to quarter-end.

Sale/Leaseback Update
On August 25, 2023, the company closed the sale and leaseback of its Apple Valley, CA distribution center and 22 owned stores, resulting in gross proceeds of $300 million. Net of expenses and taxes, the company received net proceeds of approximately $294 million. The company used $101 million of the net proceeds to fully pay down its synthetic lease on the Apple Valley, CA distribution center, and the remainder of the proceeds to pay down debt on its asset-based lending facility. Of the four remaining stores that were included in the purchase and sale agreement for the sale and leaseback, a closing date has not yet been set for two stores, and two stores have been excluded from the final transaction. The company will continue to evaluate monetization opportunities for the remaining owned stores and its corporate headquarters building.

Share Repurchases
The company did not execute any share repurchases during the quarter. The company has $159 million remaining under its December 2021 $250 million authorization.

Company Guidance
For the third quarter, the company expects comps to be down in the low-teen range, modestly improved relative to the second quarter. A net decrease in store count, partially offset by new stores and relocations, will contribute approximately 140 basis points of sales decline compared to the third quarter of 2022. With regard to gross margin rate, the company expects accelerated rate improvement in the second half of the year, with approximately 200 basis points of improvement in the third quarter relative to the prior year quarter. The company expects adjusted SG&A dollars to be down by a low-single digit percentage versus 2022. The company does not expect to recognize any tax benefit in the third quarter as we expect to remain in a three-year cumulative loss position, which requires us to record valuation allowances against deferred tax assets, including those related to net operating losses. The company is not providing EPS guidance at this point. The company expects a share count of approximately 29.3 million for the third quarter.

For the fourth quarter, the company expects comp sales to be improved relative to the third quarter and be in the high-single-digit negative range, as key actions to improve the business continue to gain traction. The company expects the fourth quarter gross margin rate to improve to a rate into the high-30s range driven by more normalized markdown activity, lower freight costs, and cost reduction and productivity initiatives.

Conference Call/Webcast
The company will host a conference call today at 8:00 a.m. ET to discuss the financial results for the first quarter of fiscal 2023. A webcast of the conference call is available through the Investor Relations section of the company’s website http://www.biglots.com. An archive of the call will be available through the Investor Relations section of the company’s website http://www.biglots.com/ after 12:00 p.m. ET today and will remain available through midnight ET on Tuesday, September 12, 2023. A replay of this call will also be available beginning today at 12:00 p.m. ET through September 12 by dialing 877.660.6853 (Toll Free) or 201.612.7415 (Toll) and entering Replay Conference

ID 13740499.

About Big Lots
Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is one of America’s largest home discount retailers, operating more than 1,420 stores in 48 states, as well as a best-in-class ecommerce platform with expanded fulfillment and delivery capabilities. The Company’s mission is to help customers “Live Big and Save Lots” by offering unique treasures and exceptional bargains on everything for their home, including furniture, seasonal decor, kitchenware, pet supplies, food items, laundry and cleaning essentials and more. Big Lots is the recipient of Home Textiles Today's 2021 Retail Titan Award. For more information about the company or to find the store nearest you, visit biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “continue,” “could,” “approximate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the current economic and credit conditions, inflation, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

CONTACTS:
Investor Relations	Media Relations
Alvin Concepcion	Josh Chaney
aconcepc@biglots.com	jchaney@biglots.com
(614) 278-2705	(614) 398-8896

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	JULY 29	JULY 30
	2023	2022
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$46,034	$49,144
Inventories	983,225	1,159,008
Other current assets	99,902	110,926
Total current assets	1,129,161	1,319,078

Operating lease right-of-use assets	1,490,076	1,700,600

Property and equipment - net	721,896	753,696

Deferred income taxes	0	20,991
Other assets	38,555	36,995
	$3,379,688	$3,831,360

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$338,473	$403,697
Current operating lease liabilities	240,076	233,883
Property, payroll and other taxes	72,352	95,323
Accrued operating expenses	123,454	121,583
Insurance reserves	35,707	40,210
Accrued salaries and wages	28,135	23,476
Income taxes payable	598	1,632
Total current liabilities	838,795	919,804

Long-term debt	493,200	252,600

Noncurrent operating lease liabilities	1,453,961	1,572,575
Deferred income taxes	485	0
Insurance reserves	57,845	59,621
Unrecognized tax benefits	8,456	8,266
Other liabilities	220,917	127,767

Shareholders' equity	306,029	890,727
	$3,379,688	$3,831,360

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	JULY 29, 2023		JULY 30, 2022
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,139,361	100.0	$1,346,221	100.0
Gross margin	375,884	33.0	438,548	32.6
Selling and administrative expenses	456,689	40.1	510,444	37.9
Depreciation expense	41,282	3.6	37,197	2.8
Operating loss	(122,087)	(10.7)	(109,093)	(8.1)
Interest expense	(11,175)	(1.0)	(3,904)	(0.3)
Other income (expense)	0	0.0	257	0.0
Loss before income taxes	(133,262)	(11.7)	(112,740)	(8.4)
Income tax expense (benefit)	116,575	10.2	(28,590)	(2.1)
Net loss	($249,837)	(21.9)	($84,150)	(6.3)

Earnings (loss) per common share
Basic	($8.56)		($2.91)
Diluted	($8.56)		($2.91)

Weighted average common shares outstanding
Basic	29,175		28,919
Dilutive effect of share-based awards	—		—
Diluted	29,175		28,919

Cash dividends declared per common share	$0.00		$0.30

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	26 WEEKS ENDED		26 WEEKS ENDED
	JULY 29, 2023		JULY 30, 2022
		%		%
	(Unaudited)		(Unaudited)

Net sales	$2,262,938	100.0	$2,720,935	100.0
Gross margin	768,353	34.0	943,142	34.7
Selling and administrative expenses	1,073,755	47.4	991,223	36.4
Depreciation expense	77,864	3.4	74,553	2.7
Operating loss	(383,266)	(16.9)	(122,634)	(4.5)
Interest expense	(20,324)	(0.9)	(6,654)	(0.2)
Other income (expense)	5	0.0	1,297	0.0
Loss before income taxes	(403,585)	(17.8)	(127,991)	(4.7)
Income tax expense (benefit)	52,325	2.3	(32,759)	(1.2)
Net loss	($455,910)	(20.1)	($95,232)	(3.5)

Earnings (loss) per common share
Basic	($15.67)		($3.31)
Diluted	($15.67)		($3.31)

Weighted average common shares outstanding
Basic	29,096		28,770
Dilutive effect of share-based awards	—		—
Diluted	29,096		28,770

Cash dividends declared per common share	$0.30		$0.60

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	JULY 29, 2023	JULY 30, 2022
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$18,327	$60,824

Net cash used in investing activities	(7,897)	(45,631)

Net cash used in financing activities	(15,716)	(27,756)

Decrease in cash and cash equivalents	(5,286)	(12,563)
Cash and cash equivalents:
Beginning of period	51,320	61,707
End of period	$46,034	$49,144

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	26 WEEKS ENDED	26 WEEKS ENDED
	JULY 29, 2023	JULY 30, 2022
	(Unaudited)	(Unaudited)

Net cash used in operating activities	($150,611)	($135,409)

Net cash used in investing activities	(20,378)	(86,872)

Net cash provided by financing activities	172,293	217,703

Increase (decrease) in cash and cash equivalents	1,304	(4,578)
Cash and cash equivalents:
Beginning of period	44,730	53,722
End of period	$46,034	$49,144

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: selling and administrative expenses, selling and administrative expense rate, depreciation expense, depreciation expense rate, operating loss, operating loss rate, income tax expense (benefit), effective income tax rate, net loss, and diluted earnings (loss) per share for the second quarter of 2023, the year-to-date 2023, the second quarter of 2022, and the year-to-date 2022 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted depreciation expense, adjusted depreciation expense rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax expense (benefit), adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share (non-GAAP financial measures).

Second Quarter of 2023 - Thirteen weeks ended July 29, 2023

	As Reported	Adjustment to exclude synthetic lease exit costs and related expenses	Adjustment to exclude forward distribution center ("FDC") contract termination costs and related expenses	Adjustment to exclude store asset impairment charges	Adjustment to exclude gain on sale of real estate and related expenses	Adjustment to exclude fees related to cost reduction and productivity initiative	Adjustment to exclude valuation allowance on deferred tax assets	As Adjusted (non-GAAP)
Selling and administrative expenses	$456,689	$(43)	$(1,993)	$928	$3,393	$(5,420)	$—	$453,554
Selling and administrative expense rate	40.1%	(0.0%)	(0.2%)	0.1%	0.3%	(0.5%)	—	39.8%
Depreciation expense	41,282	—	(7,037)	—	—	—	—	34,245
Depreciation expense rate	3.6%	—	(0.6%)	—	—	—	—	3.0%
Operating loss	(122,087)	43	9,030	(928)	(3,393)	5,420	—	(111,915)
Operating loss rate	(10.7%)	0.0%	0.8%	(0.1%)	(0.3%)	0.5%	—	(9.8%)
Income tax expense (benefit) (1)	116,575	11	2,342	(239)	(804)	1,272	(147,850)	(28,693)
Effective income tax rate	(87.5%)	0.0%	(1.8%)	0.2%	0.6%	(1.0%)	112.8%	23.3%
Net loss	(249,837)	32	6,688	(689)	(2,589)	4,148	147,850	(94,397)
Diluted earnings (loss) per share	$(8.56)	$0.00	$0.23	$(0.02)	$(0.09)	$0.14	$5.07	$(3.24)
(1) The income tax impact of each adjustment was determined prior to consideration of the valuation allowance on deferred tax assets.

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted depreciation expense, adjusted depreciation expense rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax expense (benefit), adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) synthetic lease exit costs and related expenses of $43 ($32, net of tax), FDC contract termination costs and related expenses of $9,030 ($6,688, net of tax), store asset impairment charges net of liability extinguishment for terminated leases of previously impairment stores of $928 ($689, net of tax), a gain on sale of real estate and related expenses of $3,393 ($2,589, net of tax), fees related to a cost reduction and productivity initiative of $5,420 ($4,148, net of tax), and a valuation allowance on deferred tax assets after tax of $147,850.

Year-to-Date 2023 - Twenty-six weeks ended July 29, 2023

	As Reported	Adjustment to exclude synthetic lease exit costs and related expenses	Adjustment to exclude forward distribution center ("FDC") contract termination costs and related expenses	Adjustment to exclude store asset impairment charges	Adjustment to exclude gain on sale of real estate and related expenses	Adjustment to exclude fees related to cost reduction and productivity initiative	Adjustment to exclude valuation allowance on deferred tax assets	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,073,755	$(53,610)	$(10,616)	$(82,881)	$7,192	$(5,420)	$—	$928,420
Selling and administrative expense rate	47.4%	(2.4%)	(0.5%)	(3.7%)	0.3%	(0.2%)	—	41.0%
Depreciation expense	77,864	—	(8,030)	—	—	—	—	69,834
Depreciation expense rate	3.4%	—	(0.4%)	—	—	—	—	3.1%
Operating loss	(383,266)	53,610	18,646	82,881	(7,192)	5,420	—	(229,901)
Operating loss rate	(16.9%)	2.4%	0.8%	3.7%	(0.3%)	0.2%	—	(10.2%)
Income tax expense (benefit) (1)	52,325	13,830	4,810	20,210	(1,703)	1,272	(147,850)	(57,106)
Effective income tax rate	(13.0%)	(4.5%)	(1.6%)	(6.6%)	0.6%	(0.4%)	48.3%	22.8%
Net loss	(455,910)	39,780	13,836	62,671	(5,489)	4,148	147,850	(193,114)
Diluted earnings (loss) per share	$(15.67)	$1.37	$0.48	$2.15	$(0.19)	$0.14	$5.08	$(6.64)
(1) The income tax impact of each adjustment was determined prior to consideration of the valuation allowance on deferred tax assets.

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted depreciation expense, adjusted depreciation expense rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax expense (benefit), adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP synthetic lease exit costs and related expenses of $53,610 ($39,780, net of tax), FDC contract termination costs and related expenses of $18,646 ($13,836, net of tax), store asset impairment charges net of liability extinguishment for terminated leases of previously impairment stores of $82,881 ($62,671, net of tax), a gain on sale of real estate and related expenses of $7,192 ($5,489, net of tax), fees related to a cost reduction and productivity initiative of $5,420 ($4,148, net of tax), and a valuation allowance on deferred tax assets after tax of $147,850.

Second Quarter of 2022 - Thirteen weeks ended July 30, 2022

	As Reported	Adjustment to exclude store asset impairment charges	As Adjusted (non-GAAP)
Selling and administrative expenses	$510,444	$(24,105)	$486,339
Selling and administrative expense rate	37.9%	(1.8%)	36.1%
Operating loss	(109,093)	24,105	(84,988)
Operating loss rate	(8.1%)	1.8%	(6.3%)
Income tax benefit	(28,590)	5,956	(22,634)
Effective income tax rate	25.4%	0.1%	25.5%
Net loss	(84,150)	18,149	(66,001)
Diluted earnings (loss) per share	$(2.91)	$0.63	$(2.28)

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax benefit, adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP store asset impairment charges of $24,105 ($18,149, net of tax).

Year-to-Date 2022 - Twenty-six weeks ended July 30, 2022

	As Reported	Adjustment to exclude store asset impairment charges	As Adjusted (non-GAAP)
Selling and administrative expenses	$991,223	$(24,105)	$967,118
Selling and administrative expense rate	36.4%	(0.9%)	35.5%
Operating loss	(122,634)	24,105	(98,529)
Operating loss rate	(4.5%)	0.9%	(3.6%)
Income tax benefit	(32,759)	5,956	(26,803)
Effective income tax rate	25.6%	0.2%	25.8%
Net loss	(95,232)	18,149	(77,083)
Diluted earnings (loss) per share	$(3.31)	$0.63	$(2.68)

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax benefit, adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP store asset impairment charges of $24,105 ($18,149, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.